UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 23, 2018 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)
Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2018, the Board of Directors (the “Board”) of Heska Corporation (the “Company”) appointed Jason Aroesty as Executive Vice President, International Diagnostics (“EVP”). In this capacity, Mr. Aroesty will assume responsibility for the Company’s international (non-US) expansion of Heska’s veterinary diagnostics business. As EVP, Mr. Aroesty will report directly to the Company’s Chief Executive Officer, Kevin Wilson.

Mr. Aroesty, age 43, brings more than 15 years of experience in the In Vitro Diagnostics Industry, where he has played key commercial leadership roles in the Healthcare Division at Siemens (Siemens Healthineers) for the past 12 years. Mr. Aroesty was based in Europe for over 10 years, during which time he led various country organizations and later took regional leadership responsibilities. Most recently, Mr. Aroesty was responsible for Global Sales, Marketing and Communications for the Point of Care business in the Siemens Healthcare Division (Siemens Healthineers). Mr. Aroesty graduated from Syracuse University with a Bachelor’s Degree in Operations Management and earned a Master of Business Administration from the University of Rochester’s Simon School.
Effective April 23, 2018, the Company entered into an Employment Agreement with Mr. Aroesty (the “Agreement”). Pursuant to the terms of the Agreement, Mr. Aroesty will receive an initial annual base salary of $300,000 (the “Base Salary”) and will be eligible to participate in the Company’s Management Incentive Plan. Mr. Aroesty will also be entitled to participate in the Company’s Benefit Plans (as defined in the Agreement) available to other Company executives. Under the Agreement, if the Company terminates Mr. Aroesty’s employment without “Cause”, or if Mr. Aroesty resigns for “Good Reason”, and such termination is not “In Connection with a Change of Control” (each as defined in the Agreement), Mr. Aroesty will receive (a) 12 months of Base Salary, if such termination occurs on or before April 23, 2021, or (b) six months of Base Salary, if such termination occurs after April 23, 2021. If such termination occurs In Connection with a Change of Control, Mr. Aroesty will receive 12 months of Base Salary.
     The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is expected to be filed by the Company with the Securities and Exchange Commission with the Company's quarterly report on Form 10-Q for the quarter ending June 30, 2018. Interested parties are urged to read the Agreement in its entirety when it becomes available because it contains important information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: April 27, 2018	By: /s/ Jason A. Napolitano Jason A. Napolitano Chief Operating Officer, Chief Strategist and Secretary